Exhibit 32

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the "Quarterly Report") of EME Homer City Generation L.P. (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of his knowledge and belief, that:

1.
The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Guy F. Gorney Guy F. Gorney Director and President Mission Energy Westside, Inc., as General Partner
/s/ W. James Scilacci W. James Scilacci Director and Vice President Mission Energy Westside, Inc., as General Partner

        This statement accompanies the Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 has been provided to EME Homer City Generation L.P. and will be retained by EME Homer City Generation L.P. and furnished to the Securities and Exchange Commission or its staff upon request.